UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) December 7, 2010

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 7, 2010, AutoNation, Inc. (the “Company” or “AutoNation”) received a notice from the Plan Administrator of the AutoNation 401(k) Plan (the “Plan”) notifying the Company of a blackout period under the Plan, pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended. The blackout period is required due to a change in the recordkeepers for the Plan. During the blackout period, participants in the Plan will be temporarily unable to change their contribution rates, request withdrawals or distributions, request new loans, change investment selections or otherwise perform account transactions under the Plan. The blackout period is expected to begin on December 28, 2010 and end on January 22, 2011.

On December 7, 2010, the Company sent a notice to its directors and executive officers informing them of the blackout period and the related AutoNation common stock trading restrictions (including with respect to derivatives) that apply to them during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.

A copy of the notice to the Company’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Stockholders or other interested parties may obtain, without charge, information regarding the blackout period by contacting AutoNation Corporate Human Resources Compensation Department at (954) 769-7315 or YourTotalRewards@AutoNation.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1    Notice to Directors and Executive Officers dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: December 7, 2010	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary